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                                                                   Exhibit 10.11

                                                                  EXECUTION COPY

                             SHARE OPTION AGREEMENT

                                   dated as of

                                  March 2, 1999

                                      among

                         PUERTO RICO TELEPHONE AUTHORITY

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                         GTE HOLDINGS (PUERTO RICO) LLC

                                       and

                GTE INTERNATIONAL TELECOMMUNICATIONS INCORPORATED

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      GRANT OF OPTION...............................................3
  1.01   Option..............................................................3
  1.02   Manner of Exercise..................................................4
  1.03   Closing.............................................................5
  1.04   Actions at Closing..................................................6
  1.05   Adjustments.........................................................6

ARTICLE II     REPRESENTATIONS AND WARRANTIES AND COVENANTS OF
               THE AUTHORITY................................................10
  2.01   Existence and Power................................................10
  2.02   Corporate Authorization............................................11
  2.03   Governmental Authorization.........................................11
  2.04   Non-Contravention..................................................12
  2.05   Title..............................................................13
  2.06   Finders' Fees......................................................13
  2.07   Restrictions on Option Shares......................................14
  2.08   Savings Clause.....................................................15

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF PURCHASER AND STRATEGIC
               PURCHASER....................................................15
  3.01   Organization and Existence; Capitalization.........................15
  3.02   Corporate Authorization............................................15
  3.03   Governmental Authorization.........................................16
  3.04   Non-Contravention..................................................16
  3.05   Finders' Fees......................................................17
  3.06   Available Funds; Strategic Purchaser...............................17
  3.07   Purchase for Investment............................................17
  3.08   Ability to Complete the Transaction................................18
  3.09   Certain Understandings of Strategic Purchaser and Purchaser........18
  3.10   Legal Compliance...................................................19

ARTICLE IV     COVENANTS OF THE PARTIES.....................................20
  4.01   Further Actions....................................................20
  4.02   Certain Filings....................................................21
  4.03   Public Announcements...............................................21

ARTICLE V      CONDITIONS TO CLOSING........................................22
  5.01   Conditions to the Obligations of Each Party........................22
  5.02   Conditions to Obligations of Purchaser and Strategic Purchaser.....24
  5.03   Conditions to Obligation of the Authority..........................25


                                      (i)
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ARTICLE VI     INDEMNIFICATION..............................................27
  6.01   Indemnification by Authority.......................................27
  6.02   Indemnification by Purchaser and Strategic Purchaser...............27
  6.03   Indemnification Claim..............................................28
  6.04   Notice of Claim....................................................29
  6.05   Indemnitor's Obligations...........................................30
  6.06   Date of Notice of Claim............................................31
  6.07   Consent of Indemnitee..............................................31
  6.08   Subrogation........................................................31

ARTICLE VII    TERMINATION..................................................31
  7.01   Grounds for Termination............................................31
  7.02   Effect of Termination..............................................33

ARTICLE VIII   MISCELLANEOUS................................................33
  8.01   Survival...........................................................33
  8.02   Notices............................................................34
  8.03   Amendments; No Waivers.............................................36
  8.04   Expenses...........................................................36
  8.05   Successors and Assigns.............................................37
  8.06   Governing Law......................................................37
  8.07   Counterparts; Effectiveness........................................37
  8.08   Entire Agreement...................................................38
  8.09   Captions; Definitions..............................................38
  8.10   Jurisdiction and Immunity..........................................38
  8.11   Third Party Beneficiaries; Parties Bound...........................39
  8.12   Endorsement of Stock Certificates..................................40


                                      (ii)
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                             SHARE OPTION AGREEMENT

      SHARE OPTION AGREEMENT dated as of March 2, 1999 by and among Puerto Rico Telephone Authority (the "Authority"), a public corporation and government instrumentality of the Commonwealth of Puerto Rico ("Puerto Rico"), Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation (the "Company"), GTE Holdings (Puerto Rico) LLC, a Delaware limited liability company ("Purchaser") and GTE International Telecommunications Incorporated, a Delaware corporation (the "Strategic Purchaser").

      WHEREAS, Act No. 54 of the Legislature of Puerto Rico, approved on August 4, 1997 ("Act No. 54") authorized the Negotiating Committee for the Sale of the Assets of the Authority (the "Negotiating Committee") to negotiate the sale of the Authority's assets;

      WHEREAS, pursuant to an Amended and Restated Stock Purchase Agreement dated as of July 21, 1998 among the Authority, Purchaser and Strategic Purchaser, to which the Company became a party on March 2, 1999(as amended, the "Stock Purchase Agreement"), approved by Joint Resolution No. 209 of June 24, 1998 (the "Joint Resolution," and together with Act No. 54, the "Authorizing Legislation"), Purchaser acquired 400,101 shares of the Common Stock, par value $0.01 per share (the "Shares"), of
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the Company from the Authority constituting 40.01% plus one share of the outstanding Shares;

      WHEREAS, Purchaser and Popular, Inc. jointly acquired 10,000 Shares from the Authority constituting 1.0% of the outstanding Shares, and jointly contributed such Shares on the date hereof to the Trust;

      WHEREAS, on the date hereof, the Authority contributed 30,000 Shares, constituting 3.0% of the outstanding Shares, to the Trust;

      WHEREAS, on the date hereof, the Authority sold 30,000 Shares, constituting 3.0% of the outstanding Shares, to the Trust;

      WHEREAS, on the date hereof, Popular, Inc. acquired 99,900 Shares from the Authority constituting 9.99% of the outstanding Shares;

      WHEREAS, the Authority remains the owner of 429,999 Shares, constituting all of the remaining outstanding Shares;

      WHEREAS, the Stock Purchase Agreement contemplates, and the Joint Resolution approved, the Authority granting to Purchaser an option to acquire an additional 150,000 Shares, constituting 15% of the outstanding Shares on the Stock Purchase Agreement Closing Date (respectively, the "Option" and, as adjusted pursuant to Section 1.05 hereof, the "Option Shares");

      WHEREAS, Strategic Purchaser organized Purchaser for the purpose of entering into the transactions contemplated herein


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and in the Stock Purchase Agreement and is the owner of 100% of the equity interest in Purchaser (the "Purchaser Interests");

      WHEREAS, the Authority and Purchaser desire to set forth the terms and conditions of the Option;

      NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Authority, the Company, Purchaser and Strategic Purchaser agree as follows:

                                    ARTICLE I

                                 GRANT OF OPTION

      1.01 Option. Upon the terms and subject to the conditions of this Agreement, the Authority hereby grants to Purchaser the irrevocable option to acquire from the Authority up to 150,000 Shares, at any time on or before the third anniversary of the date hereof (the "Expiration Date") at an exercise price of $1,148.40 per Share, as adjusted pursuant to Section 1.05 (the "Exercise Price"). With respect to each Option exercise, Purchaser may designate that an amount of Option Shares, in the aggregate not to exceed the Pro Rata Portion of Option Shares otherwise issuable to Purchaser upon such exercise, be issued at the Closing to Popular, Inc. (the "Minority Shareholder"), in the amounts designated in the Option Notice (as defined below). In addition, from the period 30 days prior to, and concluding on, the Expiration Date, the Purchaser


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shall be entitled to exercise the Option (a "Minority Shareholder Exercise"), on behalf of the Minority Shareholder, with respect to that number of Option Shares equal to the Pro Rata Portion of Option Shares, if any, then subject to the unexercised portion of the Option. A Minority Shareholder Exercise shall preclude any further exercises with respect to the Option.

      1.02 Manner of Exercise.

            (a) Other than with respect to the Minority Shareholder Exercise, the Option may be exercised, in whole or in part at any time on or prior to the Expiration Date, by delivery by Purchaser of written notice (the "Option Notice") thereof (the date of receipt thereof being the "Exercise Date" for such exercise) to the other parties hereto not less than 60 days prior to the Expiration Date on not more than three occasions, each exercise to be for not less than the lesser of 1/3 of the initial number of Option Shares and the remaining Option Shares subject to the Option.

            (b) In the case of the Minority Shareholder Exercise, the Option may be exercised by delivery of written notice thereof to the other parties hereto not less than twenty (20) days prior to the Expiration Date.

            (c) In the event that transactions contemplated therein shall not have been consummated within five (5) business


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days, or such other date, if any, as the Authority and Purchaser shall agree in writing, after the conditions to a Closing have been met or waived, due to a breach of this Agreement by the Purchaser, then, by notice given by the Authority to the Purchaser, the Option shall expire as to the Option Shares scheduled to be purchased at such Closing and such Option Shares shall no longer be subject to the Option or this Agreement; it being understood that if the Minority Shareholder does not consummate, within such five (5) business day period, the purchase of Option Shares it has elected to purchase, (i) at the election of Purchaser, the Purchaser may decide to purchase some or all of such Option Shares and (ii) the Option shall expire only as to such Option Shares not purchased by Purchaser pursuant to clause (i) above.

      1.03 Closing. The closing of each Option exercise (each a "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, 20th Floor, New York, New York 10022, within five (5) business days after satisfaction or waiver of the conditions set forth in Article V, or such other time or place, after satisfaction or waiver of the conditions set forth in Article V, as Purchaser and the Authority may agree (the date of each Closing being hereinafter called a "Closing Date").


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      1.04 Actions at Closing. At each Closing, the parties shall take the following actions in the following order:

            (a) The parties shall deliver the documents referred to in Article
V;

            (b) Purchaser and, if applicable, the Minority Shareholder shall deliver to the Authority, the Exercise Price for the Option Shares being acquired by such Person in immediately available funds by wire transfer to an account of the Authority with a bank in New York City designated by the Authority prior to such Closing Date.

            (c) The Authority shall deliver to Purchaser (and the Minority Shareholder if so designated in the Option Notice) certificates for the Option Shares then being acquired, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

      1.05 Adjustments.

            (a) Any dividend or other distribution (whether in cash, stock or otherwise) on the Option Shares to be sold pursuant hereto with a record date after the date of this Agreement and prior to the applicable Closing Date for such Option Shares shall be delivered by the Authority to the purchaser of such Option Shares on the Closing Date (or as soon as practicable thereafter if the payment or distribution date


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occurs subsequent to the applicable Closing Date), except for the Company's regular quarterly dividend.

            (b) The number of Option Shares and the per Share exercise price hereunder shall be appropriately adjusted in the event of any stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like or any other action occurring prior to each Closing Date that would have the effect of changing or diluting the respective rights and obligations hereunder, it being understood that the Option Shares constitute, as of the date hereof, 15% of the issued and outstanding Shares.

            (c) In the event that, within 180 days after a Closing Date, any of Purchaser, holders of Purchaser Interests or their respective affiliates or any member of the Purchaser Group who directly or indirectly acquires Option Shares in connection with an exercise of the Option (the "Purchaser Entities"), shall, directly or indirectly (i) sell, assign, transfer or in any other fashion voluntarily or involuntarily dispose of, by merger, consolidation or otherwise (other than a merger of the ultimate parent of such Purchaser Entity), or (ii) enter into a definitive sales agreement or arrangement with respect to any such disposition, in any transaction or series of related transactions to an unaffiliated third party, any Shares or Purchaser Interests acquired directly from the Authority, the


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Purchaser or any other member of the Purchaser Group (any such event, agreement or arrangement being a "Transfer"), upon the closing of such Transfer (the "Transfer Closing Date"), the Exercise Price with respect to any previously exercised Option within such 180-day period shall be increased, and, if the selling Purchaser Entity does not pay, the Purchaser shall pay to the Authority in immediately available federal funds on the Transfer Closing Date, the Supplemental Exercise Price multiplied by the number of Option Shares previously acquired by the Purchaser Group within such 180-day period. The Supplemental Exercise Price shall be the per Share amount, if any, by which the per Share consideration received (directly or indirectly) in the Transfer (the "Transfer Price") exceeds 110% of the Exercise Price (subject to adjustment thereof pursuant to Section 1.05(b) above in the case of events described therein occurring after the Closing Date with respect thereto as if such events had occurred prior to the Closing Date and Section 1.05(d) hereof). Notwithstanding any other provision of this Section 1.05(c), (i) an Option Share received upon exercise of an Option may be subject to payment of a Supplemental Exercise Price on but one occasion, and (ii) a Transfer shall result in the application of a Supplemental Exercise Price, if any, to not more than the number of Option Shares that is equal to the number of Shares involved in such Transfer. Not less than 15


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days prior to any such Transfer Closing Date, or five days after execution of definitive agreements with respect to a Transfer, whichever shall first occur, the Purchaser shall notify the Authority of the Transfer, the Transfer Price and form of consideration, the Transfer Closing Date and all other material terms and conditions of the Transfer. In the event that the Authority and Purchaser disagree as to the Transfer Price or the Supplemental Exercise Price (due to the Transfer Price being paid other than solely in cash, the Transfer being an indirect disposition of Shares or otherwise), then the Authority and Purchaser shall select a mutually acceptable investment banking firm to determine the appropriate Transfer Price and the Supplemental Exercise Price, failing which the Authority and the Purchaser shall each select an investment banking firm, which investment banking firm shall select a third investment banking firm which shall determine the appropriate Transfer Price and the Supplemental Exercise Price. The costs of the third investment banking firm shall be borne 50% by each of the Authority and the Purchaser.

            (d) The per Share Exercise Price hereunder shall be reduced by a fraction not exceeding one (1), (i) the numerator of which is (x) the amount of any Adverse Consequences from Included Claims (each as defined in the Stock Purchase Agreement) which are not paid to Purchaser or the Affiliated


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Group by reason of the limitations imposed by Section 10.04 of the Stock
Purchase Agreement (but only to the extent such Adverse Consequences have been agreed to in good faith in writing by the Purchaser and the Authority or determined by a final non-appealable order of a court of competent jurisdiction, in either case on or prior to the applicable Exercise Date) multiplied by (y) the percentage of the outstanding Shares then owned by the Purchaser Group and
(ii) the denominator of which is the Purchase Price (as defined in the Stock Purchase Agreement) paid at the Closing.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE AUTHORITY

      The Authority hereby represents, warrants and covenants to Purchaser, Strategic Purchaser and the Minority Shareholder that:

      2.01 Existence and Power. The Authority is validly existing as a public corporation under the laws of Puerto Rico and has all requisite power, authority and legal right to conduct its affairs as currently conducted. The Authority has heretofore made available to Purchaser true and complete copies, as currently in effect, of the official act creating the Authority (the "Authority Act") and the bylaws of the Authority.


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      2.02 Corporate Authorization.

            (a) The execution, delivery and performance by the Authority of this Agreement are within the Authority's powers and have been duly authorized by the Governing Board of the Authority and, upon execution thereof, will be duly executed and delivered by the Authority. All requirements established by the Authorizing Legislation in order for the transactions contemplated hereby to be consummated have been met.

            (b) This Agreement constitutes the valid and binding agreement of the Authority, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

      2.03 Governmental Authorization. The execution, delivery and performance by the Authority of this Agreement require no action by or in respect of, or filing with, any Puerto Rico or United States Governmental Authority other than:
(i) compliance with any applicable requirements of the Communications Act of 1934, as amended (the "Communications Act") and any rules, regulations, practices and policies ("FCC Rules") promulgated by the FCC, including those relating to the transfer of control of


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the licenses, permits, authorizations and certificates (the "FCC Licenses")
granted by the FCC; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) compliance with any applicable requirements of the Telecommunications Regulatory Board of Puerto Rico; and (iv) such other actions, consents or filings, the failure to obtain or undertake would not materially hinder or restrict the practical realization by Purchaser of its rights hereunder.

      2.04 Non-Contravention. The execution, delivery and performance by the Authority of this Agreement do not and will not: (i) contravene or conflict with
(a) the Authorizing Legislation, (b) the Authority Act or the bylaws of the Authority or the Company; (ii) assuming compliance with the requirements referred to in Section 2.03(i) - (iii), contravene or conflict with or constitute a violation of any provision of any Puerto Rico or United States law, regulation, judgment, injunction, order or decree binding upon or applicable to the Authority; (iii) contravene, constitute a default under or breach of, or result in the termination or suspension of, any material agreement, contract or other instrument binding upon the Authority or the Affiliated Group or any material license, franchise, permit or other similar authorization held by the Authority or the Affiliated Group; or (iv) result in the


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creation or imposition of any Lien other than as provided in this Agreement on any asset of the Authority or the Affiliated Group, except, with respect to matters referred to in (ii), (iii) and (iv) above, such contraventions, conflicts, violations, defaults, breaches, terminations, suspensions or Liens that occur as a result of the identity or specific legal or regulatory status of Strategic Purchaser or Purchaser or any other facts that specifically relate to the business or activities in which Strategic Purchaser or Purchaser is or proposes to be engaged (other than the business or activities of the Affiliated Group as presently conducted) or the financing documents of the Affiliated Group.

      2.05 Title. After giving effect to the transactions contemplated in the Stock Purchase Agreement, the Authority is the record and beneficial owner of 429,999 Shares. The Authority will transfer and deliver to each purchaser of Option Shares at each Closing valid title to the Option Shares being then purchased free and clear of any Lien.

      2.06 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Puerto Rico, the Government Development Bank for Puerto Rico, GDB Holdings Corporation, the Affiliated Group or the Authority, who might be entitled to any fee or commission from Purchaser, Strategic Purchaser, the


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Affiliated Group, or any of their respective affiliates upon consummation of the transactions contemplated herein.

      2.07 Restrictions on Option Shares. During the term of this Agreement, the Authority agrees that it will not sell, assign, pledge or otherwise dispose of, or grant any proxies (other than to the Purchaser) with respect to, any Option Shares then subject to the Option, or enter into any contract, option or other arrangement or understanding with respect to the sale, pledge, assignment or other disposition, directly or indirectly (all the foregoing being a "Disposition"), of any Option Shares (other than pursuant to this Agreement or other than any such Disposition or other arrangement or understanding that is subject to Purchaser's rights hereunder). It is understood and agreed that the Option Shares then subject to the Option owned by Puerto Rico Entities shall be owned by entities from and after the date hereof which either do not have, or have irrevocably waived, to the fullest extent permitted by law, all sovereign immunity to which they or their properties may be entitled, including but not limited to sovereign immunity from process, suit, jurisdiction, judgment, attachment in aid of execution, and execution, but not immunity from prejudgment attachment. The Puerto Rico Entities party hereto which own Option Shares then subject to the Option shall provide to Purchaser an opinion of counsel reasonably satisfactory to


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Purchaser as to such status of such entities, and such an opinion will be provided to Purchaser prior to the Transfer of Option Shares then subject to the Option to another Puerto Rico Entity.

      2.08 Savings Clause. The Transfer of the Option Shares to the Purchaser pursuant to, and in accordance with, the GDB Holdings Corporation Guaranty of Option Agreement or the GDB Holdings Corporation Guaranty of the Stock Purchase Agreement of even date herewith shall not constitute a breach of this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        PURCHASER AND STRATEGIC PURCHASER

      Purchaser and Strategic Purchaser each hereby, jointly and severally, represent and warrant to the Authority that:

      3.01 Organization and Existence; Capitalization. Each of Purchaser and Strategic Purchaser is a Person duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

      3.02 Corporate Authorization.

            (a) The execution, delivery and performance by each of Purchaser and Strategic Purchaser of this Agreement are within the corporate or other powers of each of them and have


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been duly authorized by all necessary corporate or other action on the part of each of them.

            (b) This Agreement constitutes a valid and binding agreement of each of Purchaser and Strategic Purchaser, enforceable against each in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

      3.03 Governmental Authorization. The execution, delivery and performance by Purchaser and Strategic Purchaser of this Agreement require no action by or in respect of, or filing with, or consent of any Governmental Authority, other than: (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the Communications Act or FCC Rules; and (iii) compliance with any applicable requirements of the Telecommunications Regulatory Board of Puerto Rico.

      3.04 Non-Contravention. The execution, delivery and performance by each of Purchaser and Strategic Purchaser of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws or other formation


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documents of Purchaser and Strategic Purchaser, or (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Purchaser or Strategic Purchaser.

      3.05 Finders' Fees. There is no investment banker, broker, finder or other intermediary acting for or on behalf of Purchaser, Strategic Purchaser or any of their respective affiliates, partners, agents or representatives other than the Affiliated Group who might be entitled to any fee or commission from any member of the Authority or the Affiliated Group or Puerto Rico or any instrumentality thereof upon consummation of the transactions contemplated herein.

      3.06 Available Funds; Strategic Purchaser. Purchaser will on each Closing Date have sufficient funds available to purchase the Option Shares and to fulfill all of its financial obligations arising under this Agreement. The Authority shall have the right to require Strategic Purchaser to pay any Exercise Price then due in the event Purchaser fails to timely pay the same.

      3.07 Purchase for Investment. Purchaser is purchasing the Option Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Any Option Shares purchased by Purchaser pursuant


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hereto shall be deemed part of Purchaser's "Initial Ownership Interest" for purposes of the Shareholders Agreement, and shall become subject to the terms and conditions of the Shareholders Agreement.

      3.08 Ability to Complete the Transaction. To the knowledge of Purchaser and Strategic Purchaser, there is no fact or circumstance which might reasonably be expected to result in Purchaser's or Strategic Purchaser's inability to (a) obtain any licenses, authorizations, consents or approvals from third Persons or Governmental Authorities required in order for Purchaser or Strategic Purchaser to consummate the transactions contemplated by this Agreement, (b) comply with any applicable requirements or conditions set forth in Section 3.03 hereof, or
(c) otherwise comply with this Agreement.

      3.09 Certain Understandings of Strategic Purchaser and Purchaser. Strategic Purchaser and Purchaser acknowledge that they have had sufficient opportunity to make whatever investigation they have deemed necessary and advisable for purposes of determining whether or not to enter into this Agreement and consummate the transactions contemplated herein, and acknowledge and agree that, except to the extent of the express representations, warranties, agreements and covenants contained in this Agreement, Purchaser and Strategic Purchaser have executed and delivered this Agreement and are consummating


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the transactions contemplated by this Agreement solely in reliance upon their own investigation and without any other express or implied warranties whatsoever. Strategic Purchaser and Purchaser acknowledge that no representations or warranties are made by the Authority as to any announced or future changes in any Governmental Authority statutes, rules, regulations, programs, plans or constraints (collectively, "Governmental Action") which are or may become applicable to or have an effect upon the businesses, operations, or financial condition of any members of the Affiliated Group.

      3.10 Legal Compliance. Purchaser and Strategic Purchaser each represents that it has complied with the requirements of Article 8(e) of Act No. 54 and each certifies that as of the date hereof:

            (a) All tax returns, statements, reports and forms which were required to be filed by the Strategic Purchaser, GTE Corporation and/or GTE Corporation's consolidated subsidiaries (the "GTE Companies") within the past five years with respect to their respective activities in Puerto Rico (collectively, the "Returns") have been filed in accordance with any applicable Puerto Rican laws. All the GTE Companies have timely paid taxes payable to any Puerto Rico Governmental Authority (including payments in respect of unemployment benefits, workmen's compensation, social security for chauffeurs and withholding of


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employee taxes), if any, shown as due and payable on the Returns that have been filed, except as described in writing to the Authority. There is no action, suit, proceeding, audit or claim now proposed or pending, or to the knowledge of Purchaser and Strategic Purchaser, proposed, against or with respect to any of the GTE Companies in respect of any tax payable to any Puerto Rico Governmental Authority.

            (b) It has not paid and it will not pay any commission or bonus, and it has not granted any direct or indirect financial benefit, to any public official or employee, nor to any former public official or employee, participating in the privatization process contemplated in the Authorizing Legislation while discharging his/her public service duties.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

      The parties hereto agree that:

      4.01 Further Actions. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts, upon exercise of the Option, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable, under applicable laws and regulations to consummate the transactions contemplated herein. The Company, the Authority, Strategic Purchaser and Purchaser each agree to execute and deliver, and to cause the Affiliated


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Group to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate the transactions contemplated hereby.

      4.02 Certain Filings. The Company, the Authority, Strategic Purchaser and Purchaser shall cooperate with one another, and will cause the Affiliated Group to cooperate (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any third party contracts, in connection with the consummation of the transactions contemplated herein and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers including, without limitation, any such matters required under the Communications Act, FCC Rules and the HSR Act.

      4.03 Public Announcements. Except as otherwise required by law, the Company, the Authority and Purchaser Group shall: (a) prior to issuance of any press release relating to the transactions contemplated by this Agreement, submit such press release to the other parties, and obtain the approval thereof, which approval shall not be unreasonably withheld; and (b) use best efforts to characterize the other parties, in any other public statements made by the party making such statement about the other parties, on substantially the same basis as in any press release made by the party making such statement.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

      5.01 Conditions to the Obligations of Each Party. The obligations of the parties to consummate each Closing are subject to the satisfaction, or waiver subject to Section 8.03 below, of the following conditions:

            (a) Purchaser and Strategic Purchaser shall have received any required approvals of the Puerto Rico Telecommunications Regulatory Board; provided that, Purchaser's obligations shall be subject to the further condition that no burdensome conditions or limitations shall have been imposed in connection therewith, in the reasonable judgment of Purchaser, on the GTE Companies, Purchaser or Strategic Purchaser or on the Affiliated Group;

            (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated at such Closing shall have expired; provided that, Purchaser's obligations shall be subject to the further condition that no burdensome conditions or limitations shall have been imposed in connection therewith, in the reasonable judgment of Purchaser, on the GTE Companies, Purchaser or Strategic Purchaser or on the Affiliated Group;

            (c) No other provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of such Closing;

            (d) All actions or filings under the Communications Act required to permit the consummation of such Closing, including, but not limited to, FCC approval, shall have been obtained or made and not revoked or suspended; provided that, Purchaser's obligations shall be subject to the further condition that such FCC approval shall neither (i) require or be conditioned upon Strategic Purchaser's, GTE Corporation's or any of its affiliates' agreement to or compliance with any term, condition or restriction, in the reasonable judgment of Strategic Purchaser, that would have an adverse effect on the business or results of operations of the Affiliated Group or (ii) impose any term, condition or restriction on the business or operations of GTE Corporation or its affiliates or result in any waiver of any rights asserted by any of the foregoing;

            (e) All actions by or in respect of the applicable laws, rules and regulations of any Governmental Authority having jurisdiction over the transactions contemplated in this Agreement shall have been taken; provided that, (i) Purchaser's obligations shall be subject to the further condition that no burdensome conditions or limitations shall have been imposed, in the reasonable judgment of Purchaser, in connection therewith on the GTE Companies, Purchaser or Strategic Purchaser or on the Affiliated Group and (ii) the only actions by a Puerto Rico Governmental Authority which shall affect the Authority's obligations are listed in Section 2.03(i) and (iv) of the Stock Purchase Agreement; and

            (f) Approval by any other applicable Governmental Authority shall have been obtained and not revoked or suspended; provided that, (i) Purchaser's obligations shall be subject to the further condition that no burdensome conditions or limitations shall have been imposed, in the reasonable judgment of Purchaser, in connection therewith on the GTE Companies, Purchaser or Strategic Purchaser or on the Affiliated Group; and (ii) the only actions by a Puerto Rico Governmental Authority which shall affect the Authority's obligations are listed in Section 2.03(i) and (iv) of the Stock Purchase Agreement.

      5.02 Conditions to Obligations of Purchaser and Strategic Purchaser. The obligation of Purchaser and Strategic Purchaser to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) the representations and warranties of the Authority contained in this Agreement and in any certificate or other writing delivered by the Authority pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time and Purchaser shall have received a certificate signed by the Executive Director of the Authority to the foregoing effect.

            (b) the representations and warranties of the Authority set forth in the Stock Purchase Agreement shall have been true in all material respects as of the date hereof (but not as of the applicable Closing Date) except to the extent waived by Purchaser at or prior to the Closing under the Stock Purchase Agreement.

            (c) Purchaser shall have received one or more opinions of counsel to the Authority, dated the Closing Date, in form and substance reasonably acceptable to Purchaser. In rendering such opinions, such counsel may rely upon certificates of public officers as to matters governed by the laws of jurisdictions other than Puerto Rico or the federal laws of the United States of America, and upon opinions of counsel reasonably satisfactory to Purchaser, copies of which opinions shall be contemporaneously delivered to Purchaser, and as to matters of fact, upon certificates of officers of the Authority and the Affiliated Group.

      5.03 Conditions to Obligation of the Authority. The obligation of the Authority to consummate each Closing is subject to the satisfaction of the following further conditions:

            (a) the representations and warranties of Purchaser and Strategic Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of such Closing Date (except, with respect to Section 3.10, as otherwise disclosed in writing to the Authority on such Closing Date), as if made at and as of such time and the Authority shall have received a certificate signed by the President of Purchaser and the President (or manager) of Strategic Purchaser to the foregoing effect.

            (b) The Authority shall have received an opinion of counsel to Purchaser and Strategic Purchaser, dated the applicable Closing Date in form and substance reasonably acceptable to Purchaser. In rendering such opinion, such counsel may rely upon certificates of public officers as to matters governed by the laws of jurisdictions other than Puerto Rico, New York and corporate laws of Delaware or the federal laws of the United States of America, and upon opinions of counsel reasonably satisfactory to the Authority, copies of which shall be contemporaneously delivered to the Authority, and as to matters of fact, upon certificates of officers of Purchaser and Strategic Purchaser.

            (c) The Authority shall have received all documents it may reasonably request relating to the existence of Purchaser and the authority of Purchaser to execute, deliver and consummate the applicable transactions at such Closing, all in form and substance reasonably satisfactory to the Authority.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.01 Indemnification by Authority. The Authority agrees to indemnify, defend and hold Strategic Purchaser, Purchaser and the Minority Shareholder (the "Purchaser Indemnitees") harmless from and after each Closing Date from and against any and all loss (other than loss of profit or consequential damages suffered by the Purchaser Indemnitees), cost, liability, damage and expenses (including reasonable attorneys fees and other expenses incident thereto) (the "Adverse Consequences") resulting from breach of the Authority's representations, warranties, covenants and agreements contained in this Agreement; provided, that, the Authority's liability hereunder shall in no event exceed $40,000,000. Nothing herein shall preclude Purchaser from seeking specific performance or other equitable remedies hereunder.

      6.02 Indemnification by Purchaser and Strategic Purchaser. Strategic Purchaser and Purchaser, jointly and severally, agree to indemnify, defend and hold the Authority and the Puerto Rico Governmental Authorities (the "Authority Indemnitees") harmless from and against any Adverse Consequences the Authority Indemnitees may suffer resulting from Strategic

Purchaser's or Purchaser's breach of any of its representations, warranties, covenants and agreements under this Agreement.

      6.03 Indemnification Claim. Upon obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly give written notice (the "Notice of Claim") of such claim or demand to the other party it is seeking indemnification from ("Indemnitor"). Indemnitee shall furnish to Indemnitor in reasonable detail such information as Indemnitee may have with respect to such indemnification claim (including, to the extent determinable, an estimate of any Adverse Consequences that Indemnitee may suffer as a result thereof) and copies of any summons, complaint or other pleading which may have been served upon it and any written claim, demand, invoice, billing or other document evidencing or asserting the same. No failure or delay by Indemnitee in the performance of the foregoing shall reduce or otherwise affect the obligation of Indemnitor to indemnify and hold Indemnitee harmless, except to the extent that such failure or delay shall have adversely affected Indemnitor's ability to defend against, settle or satisfy any liability, damage, loss claim or demand for which Indemnitee is entitled to indemnification hereunder.

      6.04 Notice of Claim. If the claim or demand set forth in the Notice of Claim given by Indemnitee pursuant to Section 6.03 hereof is a claim or demand asserted by a third party, Indemnitor shall have fifteen business (15) days after the Date of Notice of Claim to notify Indemnitee in writing of its election to defend such third party claim or demand on behalf of the Indemnitee. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall make available to Indemnitor and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Indemnitor in the defense of, such third party claim or demand, and so long as Indemnitor is defending such third party claim in good faith, Indemnitee shall not pay, settle or compromise such third party claim or demand. If Indemnitor elects to defend such third party claim or demand, Indemnitee shall have the right to participate in the defense of such third party claim or demand, at Indemnitee's own expense. In the event, however, that Indemnitee reasonably determines that representation by counsel to Indemnitor of both Indemnitor and Indemnitee may present such counsel with a potential conflict of interest that would make separate representation inadvisable under generally accepted standards of professional conduct, or where non-monetary relief is being sought against Indemnitee by a third party, then such Indemnitee may elect to defend such third party claim or demand and employ separate counsel to represent or defend it in any such action or proceeding at Indemnitee's own expense; provided, however, that Indemnitee's defense of such action or proceeding shall not limit Indemnitee's right to indemnification under this Section 6 if it is ultimately determined that indemnification is due from Indemnitor. If Indemnitor does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, Indemnitee shall have the right, in addition to any other right or remedy it may have hereunder, at Indemnitor's expense, to defend such third party claim or demand; provided, however, that (a) Indemnitee shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (b) Indemnitee's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Indemnitor under the agreements of indemnification set forth in this Section 6.

      6.05 Indemnitor's Obligations. Except for third party claims being defended in good faith, each Indemnitor shall satisfy its obligations hereunder in cash within thirty (30) days after the Date of Notice of Claim.

      6.06 Date of Notice of Claim. The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to Section 6.03 hereof.

      6.07 Consent of Indemnitee. No claim giving rise to a Notice of Claim shall be compromised or settled except with the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

      6.08 Subrogation. In the event that an Indemnitor makes any payment to any Indemnitee for indemnification for which such Indemnitee could have collected on a claim against a third party, the Indemnitor shall be entitled to pursue claims and conduct litigations on behalf of such Indemnitee and any of its successors, to pursue and collect on any indemnification or other remedy available to such Indemnitee thereunder with respect to such claim and generally to be subrogated to the rights of such Indemnitee.

                                   ARTICLE VII

                                   TERMINATION

      7.01 Grounds for Termination.

            (a) This Agreement may be terminated at any time:

                  (i) By mutual written agreement of the Authority and Purchaser;

                  (ii) By either the Authority or Purchaser if consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction which the parties have used commercially reasonable efforts to oppose and cause to be dismissed;

                  (iii) By either the Authority or Purchaser if such other party is then in material breach of this Agreement, and the terminating party is not then in material breach of this Agreement; provided, that, the Authority's sole remedy for Purchaser's failure to purchase Option Shares in accordance with this Agreement after a given Exercise Date shall be as set forth in Section 1.02(c) hereof;

                  (iv) By the Authority to the extent the Option has not been exercised in full on or prior to the Expiration Date; or

                  (v) By any party ninety-one (91) days after the Expiration Date; provided, that, the party terminating this Agreement is not then in material breach of this Agreement.

      The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

            (b) Notwithstanding anything to the contrary contained herein, in the event that any condition to a Closing set forth in Section 5.01 shall not have been obtained by the third anniversary of the date hereof, Purchaser's (or the Minority Shareholder's) right to acquire any Option Shares with respect to any previously exercised but unclosed Option shall be extended until the first to occur of five (5) business days after satisfaction or waiver of such conditions and 90 days after the Exercise Date.

      7.02 Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall be pursuant to Section 7.01(a)(ii) or (iii) as the result of the willful failure of any party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Adverse Consequences (including, but not limited to, reasonable counsel fees) sustained or incurred by the other parties as a result of such failure or breach, subject to the limitations set forth in Article VI hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.01 Survival. Notwithstanding anything to the contrary contained herein,
Section 1.05(c), Article II, Article III, Article IV, Article VI, Section 8.02,
Section 8.04, Section

8.06, Section 8.10 and Section 8.11 shall survive each Closing and termination of this Agreement.

      8.02 Notices. All notices, requests and other communications to each party hereunder shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others):

            if to the Authority, to:

                  Puerto Rico Telephone Authority
                  c/o Government Development Bank
                      for Puerto Rico
                  Minillas Government Center
                  San Juan, Puerto Rico 00940
                  Telephone:  (787) 722-8460
                  Telecopy:   (787) 721-1443
                  Attention:  President

            with a copy to:

                  Pietrantoni, Mendez & Alvarez
                  Banco Popular Center
                  Suite 1901
                  209 Munoz Rivera Avenue
                  San Juan, Puerto Rico 00918
                  Telephone:  (787) 274-4912
                  Telecopy:   (787) 274-1470
                  Attention:  Manuel R. Pietrantoni

                  Akin, Gump, Strauss, Hauer & Feld L.L.P.
                  1333 New Hampshire Avenue, N.W.
                  Suite 400
                  Washington, D.C. 20036
                  Telephone:  (202) 887-4000
                  Telecopy:   (202) 887-4288
                  Attention:  Russell W. Parks, Jr.

            if to the Company, to:

                  Telecomunicaciones de Puerto Rico, Inc.
                  1515 Franklin D. Roosevelt Avenue
                  12th Floor
                  Guaynabo, Puerto Rico 00968
                  Telephone:  (787) 793-1818
                  Telecopy:   (787) 792-9830
                  Attention:  President

            with a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone:  (212) 696-6000
                  Telecopy:   (212) 697-1559
                  Attention:  Matias A. Vega

            if to Purchaser, to:

                  GTE Holdings (Puerto Rico) LLC
                  5221 North O'Connor Boulevard
                  Irving, Texas 75039
                  Telephone: (972) 718-5000
                  Telecopy:  (972) 718-2916
                  Attention: Fares Salloum

            with a copy to:

                  GTE International Telecommunications Incorporated 5221 North O'Connor Boulevard
                  Irving, Texas 75039
                  Telephone: (972) 718-5000
                  Telecopy:  (972) 718-2916
                  Attention: Fares Salloum

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone:  (212) 696-6000
                  Telecopy:   (212) 697-1559
                  Attention:  Matias A. Vega
            if to Strategic Purchaser, to:

                  GTE International Telecommunications Incorporated 5221 North O'Connor Boulevard
                  Irving, Texas 75039
                  Telephone: (972) 718-5000
                  Telecopy:  (972) 718-2916
                  Attention: Fares Salloum

            with a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, New York  10178-0061
                  Telephone:  (212) 696-6000
                  Telecopy:   (212) 697-1559
                  Attention:  Matias A. Vega

      8.03 Amendments; No Waivers.

            (a) Any provision of this Agreement may be amended or waived subject to the requirements of applicable law if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and the Authority, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      8.04 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. The Authority shall bear all transfer and other taxes related to the transfer of the Option Shares to Purchaser and the Minority Shareholder.

      8.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto and compliance with applicable laws and regulations, except that (i) Purchaser may (subject to applicable laws and regulations) transfer or assign, in whole or from time to time in part, to one or more of its wholly owned subsidiaries, its rights and obligations to purchase the Option Shares, but no such transfer or assignment will relieve Purchaser or Strategic Purchaser of its obligations hereunder, and (ii) the Authority may assign its rights hereunder to the Government Development Bank for Puerto Rico ("GDB") and no such assignment shall have the effect of being a delegation of duties or an assumption of any obligations of the Authority.

      8.06 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of Puerto Rico applicable to contracts made and to be performed in Puerto Rico.

      8.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      8.08 Entire Agreement. Subject to applicable laws and regulations, this Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

      8.09 Captions; Definitions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All capitalized terms used in this Agreement which are not defined in the text of the Agreement shall have the meanings assigned thereto in Appendix A hereto.

      8.10 Jurisdiction and Immunity. Purchaser and the Authority hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the District of Puerto Rico and, if such court shall not have subject matter jurisdiction, in any court of Puerto Rico having subject matter jurisdiction for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, and Purchaser, Strategic Purchaser and the Authority agree not to commence any such suit, action or proceeding except in the United States District Court for the District of Puerto Rico or, if such court shall not have subject matter jurisdiction, in any court of Puerto Rico having subject matter jurisdiction. Purchaser, Strategic Purchaser and the Authority hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in the United States District Court for the District of Puerto Rico or, if such court shall not have subject matter jurisdiction, in any court of Puerto Rico having subject matter jurisdiction and hereby further and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

      8.11 Third Party Beneficiaries; Parties Bound.

            (a) No provision of this Agreement shall create any third party beneficiary rights in any person, nor shall any provision of this Agreement modify any rights of any third party under any existing law, regulation or contract with any third party; provided, that, the Authority acknowledges and agrees that the Minority Shareholder is and will be a third-party beneficiary of this Agreement with the right to enforce the rights granted to it directly under this Agreement directly against the Authority; provided further, that GDB may enforce the rights of the Authority hereunder as provided in Section 12.05 of the Stock Purchase Agreement.

            (b) Purchaser, Strategic Purchaser and the Authority are entering into the Agreement in their corporate capacity only and no officer, director or other individual associated therewith or otherwise shall have any personal liability under this Agreement.

      8.12 Endorsement of Stock Certificates.

            (a) Each of the certificates representing the Option Shares, or any of them, shall contain the following legend, in addition to those contained in
Section 7.3 of the Shareholders Agreement, for the term of this Agreement:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED, ACCEPTED AND HELD SUBJECT TO THE TERMS OF A CERTAIN SHARE OPTION AGREEMENT DATED AS OF MARCH 2, 1999. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THIS CORPORATION. NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED HEREBY ARE SUBJECT TO SALE, TRANSFER OR OTHER DISPOSITION OR ENCUMBRANCE EXCEPT AS PERMITTED IN SAID AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY THE ACCEPTANCE HEREOF, AGREES TO ALL THE TERMS OF SAID AGREEMENT WHICH ARE INCORPORATED HEREIN."

            (b) A copy of this Agreement shall be delivered to the Secretary of the Company, kept with the corporate records of the Company and shall be shown by him to any person making inquiry concerning it and having a proper business purpose.

            (c) The Company agrees that it will not cause or permit the transfer of any Option Shares to be made on its books unless the transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

      IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    GTE HOLDINGS (PUERTO RICO) LLC

                                    By:____________________________________
                                    Name:
                                    Title:


                                    GTE INTERNATIONAL
                                    TELECOMMUNICATIONS INCORPORATED

                                    By:____________________________________
                                    Name:
                                    Title:


                                    PUERTO RICO TELEPHONE AUTHORITY

                                    By:____________________________________
                                    Name:
                                    Title:


                                    TELECOMUNICACIONES DE PUERTO RICO, INC.

                                    By:____________________________________
                                    Name:
                                    Title:

                                   APPENDIX A

      "Act No. 54" has the meaning set forth in the recitals hereto.

      "Adverse Consequences" shall have the meaning set forth in Section 6.01 hereof.

      "Affiliated Group" shall mean the Company and its subsidiaries.

      "Agreement" means this Agreement and all Exhibits and Schedules hereto.

      "Authority" has the meaning set forth in the recitals hereto.

      "Authority Act" has the meaning set forth in Section 2.01 hereof.

      "Authority Indemnitees" has the meaning set forth in Section 6.02 hereof.

      "Authorizing Legislation" has the meaning set forth in the recitals hereto.

      "Closing" has the meaning set forth in Section 1.03 hereof.

      "Closing Date" has the meaning set forth in Section 1.03 hereof.

      "Communications Act" has the meaning set forth in Section 2.03(i) hereof.

      "Company" has the meaning set forth in the preamble hereto.

      "Date of Notice of Claim" has the meaning set forth in Section 6.07 hereof.

      "Disposition" has the meaning set forth in Section 2.07 hereof.

      "Exercise Date" has the meaning set forth in Section 1.02 hereof.

      "Exercise Price" has the meaning set forth in Section 1.01 hereof.

      "Expiration Date" has the meaning set forth in the Section 1.01 hereof.

      "FCC" means the United States Federal Communications Commission.

      "FCC Licenses" has the meaning set forth in Section 2.03(i) hereof.

      "FCC Rules" has the meaning set forth in Section 2.03(i) hereof.

      "GDB" means the Government Development Bank for Puerto Rico.

      "Governmental Action" has the meaning set forth in Section 3.09 hereof.

      "Governmental Authority" means any foreign, federal, state, Puerto Rico, municipal, local or other government or governmental agency, authority, court, department, commission, board, agency or instrumentality, including but no limited to the European Union, or any employee or agent thereof.

      "GTE Companies" has the meaning set forth in Section 3.10(a) hereof.

      "HSR Act" has the meaning set forth in Section 2.03(ii) hereof.

      "Indemnitee" has the meaning set forth in Section 6.03 hereof.

      "Indemnitor" has the meaning set forth in Section 6.03 hereof.

      "Joint Resolution" has the meaning set forth in the recitals hereto.

      "knowledge" means the actual knowledge of any member of the Board of Directors or senior executive officers with the rank of Senior Vice President or higher of the Person, and in the case of the Company, Vice Presidents of the Company with responsibility for finance, accounting, legal, environmental and human resources matters, and the Treasurer.

      "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      "Minority Shareholder" has the meaning set forth in Section 1.01 hereof.

      "Minority Shareholder Exercise" has the meaning set forth in Section 1.01 hereof.

      "Negotiating Committee" has the meaning set forth in the recitals hereto.

      "Notice of Claim" has the meaning set forth in Section 6.03 hereof.

      "Option" has the meaning set forth in the recitals hereto.

      "Option Notice" has the meaning set forth in Section 1.02(a) hereof.

      "Option Shares" has the meaning set forth in the recitals hereto.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a body corporate, a limited liability company, an unlimited company, an unlimited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

      "Pro Rata Portion of Option Shares" means that number of Option Shares equal to the number of Option Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares owned by the Minority Shareholder and the denominator of which is the number of Shares acquired by the Purchaser Group on the date hereof.


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

      "Purchaser" has the meaning set forth in the preamble hereto.

      "Purchaser Entities" has the meaning set forth in Section 1.05(c) hereof.

      "Purchaser Group" means Purchaser, Strategic Purchaser, Popular, Inc. and any of their respective affiliates, partners, agents and representatives other than the Affiliated Group.

      "Purchaser Indemnitees" shall have the meaning set forth in Article 6.01 hereof.

      "Purchaser Interests" has the meaning set forth in the recitals hereto.

      "Returns" has the meaning set forth in Section 3.10(a) hereto.

      "Shareholders Agreement" means the Shareholders Agreement dated as of the date hereof among the Authority, the Company, Purchaser, Strategic Purchaser and the Minority Shareholder.

      "Shares" has the meaning set forth in the recitals hereto.

      "Stock Purchase Agreement" has the meaning set forth in the recitals hereof.

      "Strategic Purchaser" has the meaning set forth in the preamble hereto.

      "Supplemental Exercise Price" has the meaning set forth in Section 1.05(c) hereof.


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

      "Transfer" has the meaning set forth in Section 1.05(c) hereof.

      "Transfer Closing Date" has the meaning set forth in Section 1.05(c) hereof.

      "Transfer Price" has the meaning set forth in Section 1.05(c) hereof.

      "Trust" means the employee plan and trust contemplated in Section 8.02(l) in the Stock Purchase Agreement.


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